EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-43223 and 333-45568 on Form S-8 of our reports dated March 7, 2008, relating to the consolidated financial statements of Zapata Corporation and the effectiveness of Zapata Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Zapata Corporation for the year ended December 31, 2007.

Deloitte & Touche LLP

Rochester, New York
March 7, 2008